Exhibit 99.1

Monolithic System Technology, Inc. Updates Quarterly Guidance

SUNNYVALE, Calif., Jan 10, 2006 (BUSINESS WIRE) — Monolithic System Technology, Inc. (MoSys), (NASDAQ: MOSY), the industry’s leading provider of high-density system-on-chip (SoC) embedded memory intellectual property (IP), has previously announced that Chet Silvestri, CEO, will be presenting at the Eighth Annual Needham Growth Conference at the New York Palace Hotel on Wednesday, January 11, 2006 at 3:30pm EST. In order to better discuss the business status of the company while at the Conference, the company is today announcing that a significant amount of the revenue associated with the sales of the company’s new 1T-SRAM CLASSIC Macros will be deferred from the fourth quarter of fiscal 2005 to the first quarter of fiscal year 2006.

Chet Silvestri, CEO of MoSys, stated, “We had a very strong fourth quarter in terms of overall bookings and closed significant new orders in the consumer multimedia and cellular handset segments. Also, importantly, the majority of the bookings were for our new CLASSIC Macro products. However, because this is a new product category for us and we lack shipment experience with the CLASSIC Macros, we will defer approximately $1.0 million of revenue from the fourth quarter of 2005 into the first quarter of 2006. The revised guidance for the fourth quarter is for revenue to be in the range of $2.3 million to $2.5 million.”

ABOUT MOSYS, INC.

Founded in 1991, MoSys (NASDAQ: MOSY), develops, licenses and markets innovative memory technologies for semiconductors. MoSys’ patented 1T-SRAM technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. The single transistor bit cell used in 1T-SRAM memory results in the technology achieving much higher density than traditional six transistor SRAMs while using the same standard logic manufacturing processes. 1T-SRAM technologies also offer the familiar, refresh-free interface and high performance for random address access cycles associated with traditional SRAMs. In addition, these technologies can reduce operating power consumption by a factor of four compared with traditional SRAM technology, contributing to making them ideal for embedding large memories in System on Chip (SoC) designs. MoSys’ licensees have shipped more than 98 million chips incorporating 1T-SRAM embedded memory technologies, demonstrating excellent manufacturability in a wide range of silicon processes and applications. MoSys is headquartered at 755 N. Mathilda Avenue, Sunnyvale, California 94085. More information is available on MoSys’ website at http://www.mosys.com.

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements about Monolithic System Technology, Inc., (“the Company”) including, without limitation, benefits and performance expected from use of the Company’s 1T-SRAM technology.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include but are not limited to, customer acceptance of our 1T-SRAM technologies, the timing and nature of customer requests for our services under existing license agreements, the timing of customer acceptance of our work under such agreements, the level of commercial success of licensees’ products such as cell phone hand sets, ease of manufacturing and yields of devices incorporating our 1T-SRAM, our ability to enhance the 1T-SRAM technology or develop new technologies, the level of intellectual property protection provided by our patents, the vigor and growth of markets served by our licensees and customers and operations of the Company and other risks identified in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that the Company files from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

1T-SRAM(R) is a MoSys trademark registered in the U.S. Patent and Trademark Office. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.

SOURCE: Monolithic System Technology, Inc.

MoSys, Sunnyvale
Chet Silvestri, 408-731-1800
chet@mosys.com
or
Shelton Investor Relations
Beverly Twing, 972-239-5119 x126
btwing@sheltongroup.com